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                                                                    EXHIBIT 11.1

                             BEI TECHNOLOGIES, INC.

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

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
                                                 SIX MONTHS
                                                    ENDED         YEAR ENDED
                                                  MARCH 29,     SEPTEMBER 28,
                                                    1997             1996
                                                 ------------   --------------
                                                   (AMOUNTS IN THOUSANDS
                                                 EXCEPT PER SHARE AMOUNTS)
Computation of shares used in computing pro
 forma earnings per common and common
 equivalent share:
Weighted average shares outstanding............           7,025           6,926
Net effect of dilutive stock options based on
 the treasury stock method.....................             170             182
                                                   ------------    ------------
Computation of shares used in computing pro
 forma earnings per common and common
 equivalent share:.............................           7,195           7,108
                                                   ============    ============
Income from continuing operations..............    $        324    $      2,873
Income from discontinued operations............             960           1,698
                                                   ------------    ------------
Net income.....................................    $      1,284    $      4,571
                                                   ============    ============
Pro forma earnings from continuing operations
 per common share and common equivalent share..    $       0.05    $       0.40
Pro forma earnings from discontinued operations
 per common share and common equivalent share..            0.13            0.24
                                                   ------------    ------------
Pro forma earnings per common share and common
 equivalent share..............................    $       0.18    $       0.64
                                                   ============    ============
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